UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2026

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200 Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 730-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered*
Common Stock, par value $0.01 per share	NINE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Restructuring Support Agreement (as defined below) set forth in Item 1.03 of this Current Report on Form 8-K (this “Report”) is incorporated into this Item 1.01 by reference.

Item 1.03 Bankruptcy or Receivership.

Voluntary Chapter 11 Filing

On February 1, 2026 (the “Petition Date”), Nine Energy Service, Inc. (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Company Parties”) filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) to implement a prepackaged chapter 11 plan of reorganization (the “Plan”) that effectuates a financial restructuring of the Company Parties’ existing indebtedness (the “Restructuring”) in accordance with the Restructuring Support Agreement. The Company has requested that the Bankruptcy Court administer the Chapter 11 Cases jointly for administrative purposes only under the caption In re Nine Energy Service, Inc. et al.

The Company Parties continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company Parties have filed with the Bankruptcy Court a number of customary motions seeking “first day” relief, including motions for interim approval of the DIP ABL Facility (as defined below), the consensual use of cash collateral, and other customary operational and administrative relief intended to ensure the Company Parties’ ability to continue their ordinary course operations during the Chapter 11 Cases. The Company Parties expect that the Bankruptcy Court will approve the relief sought in these motions on an interim basis.

Subject to Bankruptcy Court approval with respect to the solicitation of votes necessary to approve the Plan (the “Solicitation”), as well as the scheduling of a combined hearing to approve the adequacy of the proposed Disclosure Statement (as defined below) and to confirm the Plan, in each case, on the timeline requested by the Company Parties, the Company Parties anticipate emerging from the Chapter 11 Cases within 45 days of the Petition Date.

Restructuring Support Agreement

In furtherance of the contemplated Restructuring, on February 1, 2026, prior to launching the Solicitation and prior to commencing the Chapter 11 Cases, the Company Parties entered into a restructuring support agreement (together with the annexes and exhibits attached thereto, the “Restructuring Support Agreement”) with an ad hoc group (collectively, the “Consenting Stakeholders”) of certain holders of the Company’s 13.000% Senior Secured Notes due 2028 (the “Senior Secured Notes”) and the lenders (the “Prepetition ABL Lenders”) under the Loan and Security Agreement, dated as of May 1, 2025 (the “Prepetition ABL Loan and Security Agreement”), by and among the Company and certain subsidiaries thereof, each as a borrower or guarantor, as applicable, White Oak Commercial Finance, LLC, as agent for the lenders, and the lenders from time to time party thereto. Pursuant to the Restructuring Support Agreement, the Consenting Stakeholders have agreed, subject to certain terms and conditions, to support the Plan.

The material terms of the Plan are set forth in the term sheet attached as Exhibit B to the Restructuring Support Agreement (the “Term Sheet,” and the transactions described therein, the “Restructuring Transactions”), which terms include, among other things:

●	subject to Bankruptcy Court approval, the Prepetition ABL Lenders will provide the DIP ABL Facility, which will, upon the satisfaction of customary closing conditions, convert into a new senior secured asset-based revolving credit facility on the effective date of the Plan (the “Plan Effective Date”);

●	on the Plan Effective Date, the Company (as reorganized, the “Reorganized Company”) will issue 100% of a single class of common equity interests to the holders of the Senior Secured Notes and the Senior Secured Notes will be canceled;

●	on the Plan Effective Date, the Company’s common stock will be canceled; and

●	following the Plan Effective Date, the Reorganized Company will establish a customary management equity incentive plan.

In accordance with the Restructuring Support Agreement, each Consenting Stakeholder agreed, among other things, to (i) support the Restructuring Transactions and vote and exercise any powers or rights available to it in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions; (ii) use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders; (iii) not object to, delay, impede or take any other action to interfere with acceptance, implementation or consummation of the Restructuring Transactions and use commercially reasonable efforts to oppose any person from taking such action; (iv) give any notice, order, instruction or direction to the applicable agents and trustees as necessary to give effect to the Restructuring Transactions; (v) negotiate in good faith and use commercially reasonable efforts to execute and implement certain documents that are consistent with the Restructuring Support Agreement; and (vi) vote to accept the Plan on a timely basis following commencement of the Solicitation.

In accordance with the Restructuring Supporting Agreement, the Company Parties agreed, among other things, to (i) support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with the Restructuring Support Agreement; (ii) to the extent any legal or structural impediment arises that would prevent, hinder or delay the consummation of the Restructuring Transactions, take all steps reasonably necessary and desirable to address any such impediment; (iii) use commercially reasonable efforts to obtain any and all required regulatory or other third-party approvals for the Restructuring Transactions; (iv) negotiate in good faith and take all steps reasonably necessary to execute and deliver any required agreements to effectuate and consummate the Restructuring Transactions; (v) use commercially reasonable efforts to seek additional support for the Restructuring Transactions from other material stakeholders to the extent reasonably prudent; (vi) provide counsel for the Consenting Stakeholders a reasonable opportunity to review draft copies of certain documents that the Company Parties intend to file with Bankruptcy Court; (vii) not object to, delay, impede or take any other action to interfere with acceptance, implementation or consummation of the Restructuring Transactions; and (viii) not modify the Plan, in whole or in part, in a manner that is not consistent with the Restructuring Support Agreement in all material respects.

The Restructuring Supporting Agreement contains various milestones, or dates by which the Company Parties are required to, among other things, obtain certain orders of the Bankruptcy Court and consummate the Restructuring Transactions, including the following:

●	by no later than three business days after the Petition Date, subject to Bankruptcy Court availability, the Bankruptcy Court shall have entered an order approving the DIP ABL Facility on an interim basis;

●	by no later than 11:59 p.m., Eastern Time, on March 16, 2026, subject to Bankruptcy Court availability, the Bankruptcy Court shall have entered (i) an order approving the Disclosure Statement as a disclosure statement meeting the applicable requirements of the Bankruptcy Code and, to the extent necessary, approving the Disclosure Statement and other materials used in connection with the Solicitation, (ii) an order approving the DIP ABL Facility on a final basis and (iii) an order confirming the Plan; and

●	by no later than 11:59 p.m., Eastern Time, on March 31, 2026, the Plan Effective Date shall have occurred.

The Restructuring Support Agreement may be terminated by either the Consenting Stakeholders or the Company Parties upon the occurrence of certain events. In particular, the Company Parties may terminate the Restructuring Support Agreement in the event the board of directors, board of managers or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal (as defined in the Restructuring Support Agreement). In addition, the Restructuring Support Agreement shall automatically terminate upon the occurrence of the Plan Effective Date.

The foregoing description of the Restructuring Support Agreement, including the Term Sheet, is not complete and is qualified in its entirety by reference to the full text of the Restructuring Support Agreement, a copy of which is attached to this Report as Exhibit 10.1 and incorporated herein by reference.

DIP Loan and Security Agreement

As contemplated in the Restructuring Support Agreement, and subject to the approval of the Bankruptcy Court, the Company Parties expect to enter into a senior secured super-priority asset-based debtor-in-possession loan and security agreement (the “DIP Loan and Security Agreement”) with White Oak Commercial Finance, LLC, as agent (the “DIP Agent”), and White Oak ABL 3, LLC and White Oak Europe ABL Limited, as lenders (the “DIP Lenders”), substantially in the form attached to this Report as Exhibit 10.2. The DIP Agent and the DIP Lenders are the agent and lenders, respectively, under the Prepetition ABL Loan and Security Agreement.

If the DIP Loan and Security Agreement is approved by the Bankruptcy Court as proposed, the DIP Lenders will, upon the terms and conditions set forth therein, provide to the Company Parties a senior secured super-priority asset-based debtor-in-possession credit facility consisting of up to $125 million in aggregate principal amount (the “Maximum Revolving Facility Amount”) of revolving credit commitments (the “DIP ABL Facility”), including a roll-up or refinancing of all obligations under the Prepetition ABL Loan and Security Agreement. A portion of the DIP ABL Facility not in excess of $5.0 million would be available for the issuance of standby letters of credit.

Borrowings under the DIP ABL Facility will be subject to a borrowing base. The outstanding balance of the borrowings under the DIP ABL Facility may not exceed in the aggregate at any time the lesser of (i) the Maximum Revolving Facility Amount reduced by certain customary reserves and (ii) the borrowing base, which is calculated on the basis of eligible accounts and inventory. In particular, the borrowing base is equal to: (a) 92.5% of the aggregate amount of eligible U.S. and Canadian billed accounts receivable, plus (b) the lesser of (x) 85% of the aggregate amount of eligible U.S. and Canadian unbilled accounts receivable and (y) $6 million, plus (c) the lesser of (x) 50% of the aggregate amount of eligible billed non-U.S. and non-Canadian accounts receivable and (y) $3 million, plus (d) the lower of cost or market value of eligible inventory, multiplied by the lesser of (x) 70% and (y) 85% of the appraised net orderly liquidation value divided by the book value in respect of such inventory, and, in the case of inventory constituting raw materials, not to exceed a maximum sublimit of $1 million, plus (e) the lesser of (x) $10 million and (y) an amount equal to 10% of the borrowing base, minus (f) the aggregate amount of reserves, if any, established by the DIP Agent.

Borrowings under the DIP ABL Facility are expected to bear interest at a per annum rate equal to the term-specific Secured Overnight Financing Rate (SOFR) for an interest period of one month, subject to a 1.50% floor, plus an applicable margin of 4.00%.

The maturity date of the DIP ABL Facility is expected to be the earlier of the Plan Effective Date and 120 days after the Petition Date, subject to earlier termination upon the occurrence of certain events specified in the DIP Loan and Security Agreement. The proceeds of the DIP ABL Facility will be used, subject to Bankruptcy Court approval, for (i) working capital and corporate purposes of the Company Parties, (ii) bankruptcy-related costs and expenses in respect of the Chapter 11 Cases, (iii) costs and expenses related to the DIP ABL Facility and (iv) refinancing of obligations under the Prepetition ABL Loan and Security Agreement.

The DIP Loan and Security Agreement is expected to contain certain representations and warranties, events of default, and various affirmative and negative covenants that are customary for debtor-in-possession loan agreements of this type, including limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other restricted payments and investments (including acquisitions). In addition, the DIP Loan and Security Agreement is expected to contain certain financial covenants, including a minimum excess availability of not less than $5.0 million.

The foregoing description of the DIP Loan and Security Agreement is not complete and is qualified in its entirety by reference to the copy of the substantially final form of DIP Loan and Security Agreement attached to this Report as Exhibit 10.2, which is incorporated herein by reference.

Exit ABL Facility

As contemplated in the Restructuring Support Agreement and subject to the approval of the Bankruptcy Court and customary closing conditions, on the Plan Effective Date, the DIP ABL Facility will convert into a new senior secured asset-based revolving credit facility, secured by a first lien security interest on substantially all assets of the Reorganized Company, with revolving commitments in an aggregate principal amount of up to $135 million (the “Exit ABL Facility”). The terms of the Exit ABL Facility are expected to be consistent with the Exit ABL Term Sheet attached to the Restructuring Support Agreement as Exhibit D.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.03 of this Report regarding the DIP Loan and Security Agreement is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 of this Report constituted an event of default that accelerated the Company Parties’ respective obligations under the Indenture, dated as of January 30, 2023, by and among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent, which governs the Senior Secured Notes, and the Prepetition ABL Loan and Security Agreement (together, the “Debt Instruments”).

The Debt Instruments provide that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the stakeholders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01 Regulation FD Disclosure.

Commencement of the Solicitation

Pursuant to the Restructuring Support Agreement, on February 1, 2026, prior to filing the Chapter 11 Cases, the Company Parties commenced the Solicitation, including by distributing a disclosure statement relating to the Plan (the “Disclosure Statement”) and other solicitation materials to certain eligible holders of claims against the Company Parties that are entitled to vote on the Plan. A copy of the Disclosure Statement (including the Plan and certain other exhibits attached thereto) is furnished with this Report as Exhibit 99.1.

This Report does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this Report a solicitation of consents to or votes to accept the Plan. Any solicitation or offer will only be made pursuant to the Disclosure Statement (as may be amended) and only to such persons and in such jurisdictions as is permitted under applicable law.

Press Release

On February 1, 2026, the Company issued a press release announcing the Company’s entry into the Restructuring Support Agreement, commencement of the Solicitation and filing of the Chapter 11 Cases. The press release is furnished as Exhibit 99.2 to this Report.

Cleansing Material

Prior to the filing of the Chapter 11 Cases, the Company entered into confidentiality agreements (collectively, the “NDAs”) with the Consenting Stakeholders. Pursuant to the NDAs, the Company agreed to publicly disclose certain information (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material is attached to this Report as Exhibit 99.3.

The Cleansing Material was prepared by the Company solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Material should not be regarded as an indication that the Company Parties or any third party consider the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. Neither the Company Parties nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error.

Additional Information on the Chapter 11 Cases

Bankruptcy Court filings and other information related to the Chapter 11 Cases are available at a website administered by the Company Parties’ claims agent, Epiq Corporate Restructuring, LLC, at https://dm.epiq11.com/NineEnergy.

The information in this Item 7.01 and in Exhibits 99.1, 99.2 and 99.3 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities (including its common stock) now and during the pendency of the Chapter 11 Cases is and will be highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of its securities could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases. In particular, the Plan contemplates that all shares of the Company’s common stock will be canceled for no consideration.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated as of February 1, 2026, by and among the Company Parties and Consenting Stakeholders.
10.2*	Form of DIP Loan and Security Agreement.
99.1	Disclosure Statement, dated as of February 1, 2026.
99.2	Nine Energy Service, Inc. press release dated February 1, 2026.
99.3	Cleansing Material.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

*	Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission or its staff upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules and similar attachments so furnished.

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein, which include statements regarding the Company’s ability to continue operating its business and implement the Restructuring Transactions pursuant to the Chapter 11 Cases and the Plan, including the timetable of completing such transactions, if at all, and statements regarding the DIP ABL Facility and the Exit ABL Facility, are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases, including with respect to the DIP ABL Facility; the ability of the Company to consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; conditions to which the DIP ABL Facility and the Exit ABL Facility are subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control; capital spending and well completions by the onshore oil and natural gas industry; the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, Venezuela and other countries in South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly, cost inflation with labor or materials; the effects of tariffs and other trade measures on the Company’s business and on the onshore oil and natural gas industry generally; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business domestically and internationally; the adequacy of the Company’s capital resources and liquidity; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; cybersecurity risks; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2026	NINE ENERGY SERVICE, INC.

	By:	/s/ Theodore R. Moore
Theodore R. Moore Executive Vice President, General Counsel and Secretary